Exhibit 99.6

Exhibit 99.6 5865287 PROPERTY PR AR1NERSHIP FORMED UNDER lHE UNITS *12345678901 ········ ···· **12345678901 ··· ······ ···12345678901••••••••••• ····12345678901•••••••••• ·····12345678901*· ······ PROOF • 5865287 • OOTOR0669004 • 12345678901 FULLY PAID AND NON-ASSESSABL E UNITS OF BROOKFil;l.D.J'R T.l(,, P,ll'iFl'P A·i,.o" ,jRO .lELD PROPERTY PREFERR ED L .P. * PROOF • 6 87l:J 5178ifti FULLY PAID AND NON-A 5SESSABLE UNITS OF BROOKFIELD PROPERTY PREFERRED L .P . * BROOKFIELD PROPERTY PREFERRED L .P . • PROOF • 5865287 • OOTOR0669004 * 12345678901 FULLY PAID A BROOKFIELD PROPERTY PREFERRED LP. FULLY PAID CLASS A CUMMULATIVE REDEEMABL E PREFERRED LIMITED PARTNERSIDP UNITS, SERIES 1, ISSUED BY BROOKFIELD PROPERTY PREFERRED L.P. (THE "PARTNERSIDP") The Class A Cummlative Redeemable Preferred Units, Series l, represent preferred limited partnership interests in the Partnership (the 'Units") transferable on the register of units of the Partnership , in person or by duly authorized attorney, upon surrender of this certificate properly endorsed . The rights, preferences and limitationsof the Units are set forth in, and this certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of the limited partnership agreement of the Partnership, as amended, supplemented or restated from time to time (the 'Partnership Agreement ') . Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at the office of the Partnership . Printed by DATA BUSINESS FOAMS si;:cuRITY INSTRUCTIONS ON REVERSEVOIR LES INSTRUCTIONS DE SECURITE AU VERSO 586528 7

BROOKFIELD PROPERTY PREFERRED L.P.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the enterprise
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common
(name) CUST (name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used through not in the above list.

*Please insert Social Insurance, Tax Identification, or other identifying number of transferee

For value received the undersigned hereby sells, assigns, and transfers unto

____

Insert name and address of tranferee

____

Preferred limited partnership interests evidenced by this certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint

____ Units representing

____ as the attorney

of the undersigned to transfer the said Units on the books of Brookfield Property Preferred L.P. with full power of substitution.

DATED: ________________ ______________________________ ______________________________

Signature of Unitholder

Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule 1 chartered bank or a member of an acceptable Medallion Signature Guaranteed Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of the Stamp Medallion Program.

No transfer of Units evidenced hereby will be registered on the books of the Partnership, unless the certificate evidencing the Units to be transferred is surrendered for registration of transfer.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.



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